UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report:
August 6, 2007
(Date of earliest event reported)

ULTRA PETROLEUM CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	0-29370	N/A
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

363 N. Sam Houston Parkway East
Suite 1200
Houston, Texas 77060
(Address of principal executive offices, including zip code)

(281) 876-0120
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Results of Operations and Financial Condition

Item 2.02 Results of Operations and Financial Condition

The following information is being furnished pursuant to Item 2.02 “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

On August 7, 2007, Ultra Petroleum Corporation issued the press release attached as Exhibit 99.1 providing information regarding the company’s operating results for the three and six-month period ended June 30, 2007.

Section 5 — Corporate Governance and Management

Item 5.02 Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

James C. Roe, a director of the Company, submitted his resignation, effective August 6, 2007 to the Board of Directors. Mr. Roe also resigned from the Company’s Audit Committee and its Nominating and Corporate Governance Committee. Mr. Roe’s departure is not related to any disagreement with the Company or with the Company's operations, policies or practices.

In connection with the resignation of Mr. Roe, the Company’s board of directors appointed Robert E. Rigney to serve on the Company’s Audit Committee and its Nominating and Corporate Governance Committee.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Title of Document

99.1	Press release dated August 7, 2007 announcing earnings and change in board of directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA PETROLEUM CORPORATION

August 7, 2007	Name: /s/ Michael D. Watford
Title: Chairman, President and Chief Executive Officer

Exhibit Index

Exhibit Number	Title of Document
99.1	Press release dated August 7, 2007 announcing earnings and change in board of directors